Exhibit 10.24

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is dated as of December 4, 2019 by and among FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“FS CREIT”), and FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company (“Finance Holdings” and together with FS CREIT, each individually referred to hereinafter as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined below) party hereto, and CITY NATIONAL BANK, a national banking association, as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, the Borrowers, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Agent, entered into that certain Loan and Security Agreement, dated as of August 22, 2019 (the “Loan Agreement”, as the same may be amended, modified, supplemented or restated from time to time);

WHEREAS, the Borrower has requested, and the Lenders and the Agent have agreed, to make certain amendments to the Loan Agreement in connection with that certain Specified Subsidiary Financing to be entered into on or about December 5, 2019 identified on Exhibit A hereto; and

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions. For the purposes of this Amendment, unless otherwise expressly defined, the terms used herein shall have the respective meanings assigned to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.01. The term “Change of Control Event” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“Change of Control Event” means (a) the Sub-Advisor ceases to be the sub-advisor of FS CREIT, (b) the Advisor ceases to be the advisor of FS CREIT or (c) a Borrower fails to own, directly or indirectly, all of the outstanding Securities of each of its then existing Subsidiaries (except for the inclusion of a tranche of additional equityholder(s) of any Subsidiary for the purpose of efficiently structuring the Specified Subsidiary Financing or another Subsidiary Financing to the extent disclosed to the Agent prior to the effectiveness thereof and reasonably acceptable to the Agent) it being understood that it shall not be a Change of Control Event if any Subsidiary is dissolved, wound down or otherwise ceases to exist.

2.02. The term “Permitted Liens” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“Permitted Liens” means: (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not, at such time, required by Section 5.4 hereof, (b) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of a Borrower, (c) Liens granted by a Borrower to Agent in order to secure its respective obligations under this Agreement and the other Loan Documents to which it is a party, (d) Liens and deposits in connection with workers’ compensation, unemployment insurance, social security and other legislation affecting a Borrower, (e) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and (f) Liens arising from precautionary security grants with respect to the sale or contribution of assets (i) of Finance Holdings to FS Rialto 2019-FL1 Issuer, Ltd. (the “Issuer”) pursuant to the Collateral Interest Purchase Agreement, dated as of December 5, 2019 among the Issuer, Finance Holdings, and other parties thereto in connection with the Specified Subsidiary Financing and/or (ii) in connection with any other Subsidiary Financing to the extent disclosed to the Agent prior to the granting thereof and reasonably acceptable to the Agent.

2.03. Schedule 4.22 of the Loan Agreement is hereby deleted in its entirety and replaced by Exhibit A hereto.

2.04. Section 1.1 of the Loan Agreement is hereby amended by adding the following defined term:

“Specified Subsidiary Financing” has the meaning given to such term in the First Amendment to Loan and Security Agreement dated as of December 4, 2019 by and among the Borrowers, the Lenders and the Agent.

2.05. Section 11.1(a) of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

“For the avoidance of doubt, it is hereby understood and agreed that the Securities held by FS CREIT in each of FS Rialto EII LLC, a Delaware limited liability company and FS Rialto QI LLC, a Delaware limited liability company shall constitute Collateral.”

3. Nature of the Specified Subsidiary Financing. Each Borrower represents that the transactions contemplated by the Specified Subsidiary Financing are in compliance with Section 6.7 of the Loan Agreement. Any related finding by the board of directors or similar governing body of either Borrower and any obligation to deliver related certificate(s) of a Responsible Officer to the extent required by Section 6.7 of the Loan Agreement are hereby deemed satisfied and/or waived.

4. Conditions Precedent. This Amendment shall become effective upon satisfaction (or waiver) of the following conditions (in each case, in form and substance acceptable to the Agent in its sole discretion:

(i) the Agent shall have received a copy of this Amendment executed and delivered by each Borrower, the Lenders and the Agent

(ii) the Specified Subsidiary Financing shall have been consummated in accordance with the description set forth on Exhibit A hereto.

(iii) No Unmatured Event of Default or Event of Default shall have occurred or be continuing or would be caused by the consummation of the transactions contemplated by this Amendment, including the Specified Subsidiary Financing.

(iv) The Agent shall have received full payment of all of the out-of-pocket fees, costs, and expenses of Agent (including the reasonable and documented fees and expenses of Agent’s counsel) incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment (including those payable pursuant to Section 10.7 of the Loan Agreement).

(v) The representations and warranties contained in Section 5 below shall be true and correct as of the date hereof.

5. Representations and Warranties. Each Borrower represents and warrants to Agent and each Lender as follows:

(i) Each has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Loan Agreement as amended hereby;

(ii) All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Loan Agreement as amended hereby, have been taken and/or received;

(iii) This Amendment and the Loan Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the limitation of certain remedies by certain equitable principles of general applicability;

(iv) The execution, delivery and performance of this Amendment, and the performance of its obligations under the Loan Agreement, as amended hereby, will not violate or contravene (a) any provision of any federal (including the Exchange Act), state, local or other law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on it, (b) any order of any Governmental Authority, court, arbitration board, or tribunal binding on it or (c) result in or require the creation of any Lien (other than a Permitted Lien) upon or with respect to any of the Collateral;

(v) The representations and warranties contained in the Loan Agreement and the other Loan Documents are correct in all material respects without duplication of any materiality qualifier contained therein on and as of the date of this Amendment, before and after giving effect to the same, as though made on and as of such date (except to the extent they relate to an earlier date);

(vi) After giving effect to this Amendment, no event has occurred and is continuing which constitutes an Unmatured Event of Default or an Event of Default; and

(vii) The Loan Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Agreement and prior to all Liens other than Permitted Liens.

6. Reaffirmation of Obligations. Each Borrower hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement (as amended hereby) and each other Loan Documents and (b) that it is responsible for the observance and full performance of its Obligations. Each Borrower acknowledges receipt of a copy of the Amendment. Each Borrower hereby consents to the Amendment and reaffirms the other Loan Documents and acknowledges that the execution and delivery of this Amendment shall have no effect on any Borrower’s obligations under the Loan Agreement or such other Loan Documents, each of which remains the legal, valid and binding obligation of each Borrower and are hereby reaffirmed.

7. Binding Effect; Confirmation of Obligations. Except as modified by this Amendment, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. The provisions of the Loan Documents, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8. Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

9. Further Assurances. Each Borrower agrees to promptly take such action, upon the reasonable request of the Agent, as is necessary to carry out the intent of this Amendment.

10. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF BORROWERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

11. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

12. Severability. The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Amendment

13. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 12.8 and 12.9 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

FS CREDIT REAL ESTATE INCOME TRUST, INC.

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

FS CREIT FINANCE HOLDINGS LLC

By:	FS Credit Real Estate Income Trust, Inc.,
its sole member

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

CITY NATIONAL BANK, a national banking association, as Agent and as a Lender

By:	/s/ Adam Strauss
Name:	Adam Strauss
Title:	Vice President

EXHIBIT A

SCHEDULE 4.22

SUBSIDIARIES AND SUBSIDIARY FINANCINGS

Subsidiaries:

FS CREIT Finance WF-1 LLC, a Delaware limited liability company

FS CREIT Finance GS-1 LLC, a Delaware limited liability company

FS CREIT Finance Holdings LLC, a Delaware limited liability company

FS CREIT Originator LLC, a Delaware limited liability company

FS CREIT Investments LLC, a Delaware limited liability company

FS CREIT Davis, LLC, a California limited liability company

FS CREIT Cottonmill, LLC, a California limited liability company

FS Rialto EII LLC, a Delaware limited liability company

FS Rialto QI LLC, a Delaware limited liability company

FS Rialto Sub- REIT LLC, a Delaware limited liability company

FS Rialto 2019-FL1 Holder, LLC, a Delaware limited liability company

FS Rialto 2019-FL1 Issuer, Ltd., a Cayman exempted company

FS Rialto 2019-FL1 Co-Issuer, LLC, a Delaware limited liability company

Subsidiary Financings:

Master Repurchase and Securities Contract, dated as of August 30, 2017 between FS CREIT Finance WF-1 LLC and Wells Fargo Bank, National Association, as amended, restated, extended, supplemented or otherwise modified from time to time. As of the date hereof, the maximum amount for purchases under such facility is $150,000,000.

Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 26, 2018, between Goldman Sachs Bank USA and FS CREIT Finance GS-1 LLC, as amended, restated, extended, supplemented or otherwise modified from time to time. As of the date hereof, the maximum amount for purchases under such facility is $175,000,000.

The issuance by FS Rialto 2019-FL1 Issuer, Ltd. and FS Rialto 2019-FL1 Co-Issuer, LLC of notes in a principal or notional amount of $380,944,000 and preferred shares in the amount of $45,288,127 pursuant to that certain Indenture dated on or about December 5, 2019 among FS Rialto 2019-FL1 Issuer, Ltd., as issuer, FS Rialto 2019-FL1 Co-Issuer, LLC, as co-issuer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as custodian, note administrator and in any other capacities specified therein, and FS Credit Real Estate Income Trust, Inc., as advancing agent (collectively, the “Specified Subsidiary Financing”).